UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

Wyndham Worldwide Corporation

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2012
WYNDHAM WORLDWIDE CORPORATION WYNDHAM WORLDWIDE CORPORATION ATTN: EVA POGORZELSKA 22 SYLVAN WAY PARSIPPANY, NJ 07054	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 16, 2012
Date: May 10, 2012 Time: 11:30 AM EDT
Location: Wyndham Worldwide Corporation
22 Sylvan Way Parsippany, New Jersey 07054

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice and Proxy Statement and 2. 2011 Annual Report to Shareholders
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees
01	Stephen P. Holmes	02 Myra J. Biblowit	03 Pauline D.E. Richards

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Approval of amendments to the Certificate of Incorporation of Wyndham Worldwide Corporation to provide for the annual election of directors.

3.	Advisory vote to approve the Wyndham Worldwide Corporation executive compensation program.

4.	Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2012.

NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

Notice of Proposed Amendment of Certificate of Incorporation

In accordance with Section 242 of the Delaware General Corporation Law, Wyndham Worldwide Corporation hereby provides notice that it is submitting proposed amendments to the company’s Amended and Restated Certificate of Incorporation, dated July 13, 2006, as amended (Certificate of Incorporation), for shareholder approval at the 2012 annual meeting. The proposal appears under “Approval of Amendments to the Company’s Certificate of Incorporation to Provide for the Annual Election of Directors” in the Company’s 2012 proxy statement.

Pursuant to the proposed amendments, Sections 3, 4 and 5 of Article FIFTH of the Certificate of Incorporation would be amended to read in their entirety as follows:

“(3) Until the 2015 annual meeting of stockholders and subject to the succeeding provisions of this Section (3) and Section (5) of this Article FIFTH, the directors shall be divided into three classes, designated Class I, Class II and Class III. At each annual meeting of stockholders prior to the 2013 annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third annual meeting of stockholders held after the election of such class of directors. At each annual meeting of stockholders commencing with the 2013 annual meeting of stockholders, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term expiring at the next annual meeting of stockholders. Any director elected prior to the 2013 annual meeting, subject to such director’s earlier death, resignation, retirement, disqualification or removal from office, shall hold office for the term to which such director has been elected, such that the term for the class of directors elected at the 2010 annual meeting shall expire at the 2013 annual meeting; the term for the class of directors elected at the 2011 annual meeting shall expire at the 2014 annual meeting; and the term for the class of directors elected at the 2012 annual meeting shall expire at the 2015 annual meeting. Commencing with the 2015 annual meeting of stockholders, the classification of the Board of Directors shall terminate. In no case will a decrease in the number of directors shorten the term of any incumbent director.

(4) Except as provided in Section 5 of this Article FIFTH, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(5) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office (a) if appointed prior to the 2015 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the 2015 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director’s successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (x) any or all of the directors of the Corporation then serving in a class that expires at the third annual meeting of stockholders following the election of such class may be removed from office at any time only for cause and (y) all other directors may be removed from office at any time with or without cause, provided that removal pursuant to clause (x) or (y) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing in this Article FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.”

In addition, all references to “Amended and Restated Certificate of Incorporation” in Articles FOURTH, FIFTH, SEVENTH and ELEVENTH of the Certificate of Incorporation would be deleted and replaced with “Certificate of Incorporation” for the purpose of filing a Restated Certificate of Incorporation with the State of Delaware.